Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-257676, 333-263514, 333-273934, 333-290559) and Form S-8 (Nos. 333-259271, 333-263154, 333-268301, 333-270630, 333-273350, 333-277533, 333-285510) of Quantum-Si Incorporated of our report dated March 3, 2026 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Diego, California
March 3, 2026